Exhibit 99.1

             Autodesk Second Quarter Revenues Increase 32 Percent

                  Pro-Forma Net Income Increases 225 Percent

    SAN RAFAEL, Calif., Aug. 19 /PRNewswire-FirstCall/ -- Autodesk, Inc. (Nasdaq: ADSK), the world's leading design software and digital content company, today announced financial results for its second fiscal quarter ended July 31, 2004. For the second quarter, Autodesk reported net revenues of
$280 million, a 32 percent increase over $212 million reported in the second quarter of the prior year.
    Second quarter net income was $39 million, or $0.31 per diluted share on a GAAP basis, and $42 million, or $0.34 per diluted share on a pro-forma basis. Pro-forma net income excludes a $4 million pre-tax restructuring charge. Net income in the second quarter of the prior year was $33 million, or $0.29 per diluted share on a GAAP basis, and $12.9 million or $0.11 per diluted share on a pro-forma basis. Pro-forma net income in the second quarter of the prior year excluded a one-time tax benefit of $19.7 million related to the favorable resolution of an industry wide issue regarding foreign sales corporations.
    "Autodesk had an outstanding quarter by all measures," said Carol Bartz, Autodesk chairman and CEO. "We are executing on all fronts. Our products are strong and the market is responding to their quick implementation, ease of use and fast return on investment."
    Autodesk's strong performance was driven by increasing penetration of its 3D products, broad adoption of the AutoCAD 2005 family of products, continued success with the subscription and marketing programs and ongoing commitment to improved productivity and efficiency.
    Revenue from the company's 3D products Autodesk Inventor Series, Autodesk Inventor Professional, Autodesk Revit and Autodesk Revit Series increased
64 percent over the prior year. During the quarter, the company shipped strong new releases of its Inventor product line, the world's best-selling 3D
mechanical design software.   Inventor 9 allows users to better manage and
communicate design data, deliver designs in less time, get their drawings production-ready in the fastest way possible, and learn and deploy the product quickly. Autodesk Revit, the company's 3D building information modeling solution, also saw strong adoption during the quarter, particularly in China.
    In addition, the AutoCAD 2005 family of products, which launched in March, continues to gain momentum in the market. Customers increasingly recognize AutoCAD's ability to better manage and publish digital design data to communicate project information for mark up and review. Revenue from the AutoCAD family grew 30% over last year.
    Customers are seeing the value in the Autodesk Subscription Program, called Maintenance on the financial statements. Subscription revenue increased 45 percent over the prior year to $41 million. In addition, deferred revenue from the Subscription program increased $10 million to $107 million.
    Autodesk continued to demonstrate progress in improving productivity and profitability. Operating margins increased 11 percentage points over the prior year to 18 percent on a GAAP basis. Pro-forma operating margins, which exclude the $4 million restructuring charge, increased 12 percentage points to 19 percent in the quarter. These results demonstrate the significant leverage in the company's business model.
    "Autodesk continued to execute flawlessly this quarter," said Bartz. "We have already introduced outstanding new releases of our most significant products, including the AutoCAD family and Inventor. We plan to release new versions of other important products later this year, including 3ds max and Revit. Our refreshed product line and focus on improving our productivity position the company for strong future growth."

    Business Outlook -
    The following statements are forward looking statements which are based on current expectations and which involve risks and uncertainties some of which are set forth below.

    Q3 Fiscal 2005
    Net revenues for the third quarter of fiscal 2005 are expected to be approximately flat with the second quarter of fiscal 2005. Pro-forma earnings per diluted share for the third quarter of fiscal year 2005 are also expected to be approximately flat with the second quarter. GAAP basis earnings per diluted share are expected to be $0.31.

    Q4 Fiscal 2005
    Net revenues for the fourth quarter of fiscal 2005 are expected to be in the range of $310 million to $320 million. Earnings per diluted share for the fourth quarter of fiscal year 2005 are expected to be in the range of $0.49 to $0.53 on a GAAP basis and $0.51 to $0.55 on a pro-forma basis.

    Full Year Fiscal 2005
    For 2005, annual revenue is expected to be in the range of $1.167 billion to $1.177 billion. Earnings per diluted share for the full year are expected to be in the range of $1.48 to $1.52 on a GAAP basis and $1.60 to $1.64 on a pro-forma basis.
    A reconciliation of the above non-GAAP net income and EPS amounts to the corresponding GAAP net income and EPS amounts is provided at the end of this press release.

    Safe Harbor Statement
    This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under "Business Outlook" above and other statements regarding our anticipated product releases and performance. Factors that could cause actual results to differ materially include the following: general market and business conditions, failure to achieve sufficient sell-through in our channels for new or existing products, failure of key new applications to achieve anticipated levels of customer acceptance, pricing pressure, failure to achieve anticipated cost reductions, delays in the release of new products and services, failure to achieve continued success in technology advancements, changes in accounting rules, particularly related to stock option expensing, changes in foreign currency rates, failure to successfully integrate new or acquired businesses, financial and business condition of our reseller and distribution channels, renegotiation or termination of royalty or intellectual property arrangements, and failure to grow lifecycle management or collaboration products.
    Further information on potential factors that could affect the financial results of Autodesk are included in the company's report on Form 10-K for the year ended January 31, 2004, and Form 10-Q for the quarter ended April 30, 2004, which are on file with the Securities and Exchange Commission.

    Autodesk will host its second quarter earnings announcement today at 5:00 p.m. Eastern Time. The live announcement may be accessed at 800-291-9234 (passcode: 51779734). An audio webcast will also be available beginning at 5:00 p.m. Eastern Time at www.autodesk.com/investor. A replay of this webcast will be maintained on our website for at least twelve months.

    About Autodesk
    Autodesk is the world's leading design software and digital content company, offering customers progressive business solutions through powerful technology products and services. Autodesk helps customers in the building, manufacturing, infrastructure, digital media, and wireless data services fields increase the value of their digital design data and improve efficiencies across their entire project lifecycle management processes. For more information about the company, see www.autodesk.com.


    Autodesk, Inc.
    Reconciliation of diluted net income per share on a GAAP basis to non-GAAP diluted net income per share
    Unaudited

                    Three
                    months       Three months ended       Fiscal year ended
                    ended        January 31, 2005         January 31, 2005
                 October 31,    Low end     High end    Low end    High end
                     2004       of range     of range    of range   of range
    Diluted net
     income per
     share on a
     GAAP basis      $0.31        $0.49       $0.53       $1.48      $1.52

    Restructure
     costs            0.04         0.03        0.03        0.16       0.16

    Income tax
     effect          (0.01)       (0.01)      (0.01)      (0.04)     (0.04)
    Non-GAAP
     diluted net
     income per
     share           $0.34        $0.51       $0.55       $1.60      $1.64


    NOTE: Autodesk, AutoCAD, Autodesk Inventor, 3ds max and Revit are registered trademarks of Autodesk, Inc., and/or Autodesk Canada, Inc. in the United States and/or other countries. All other brand names, product names, or trademarks belong to their respective holders.

    Investors:  Sue Pirri, sue.pirri@autodesk.com, 415-507-6467
                John Clancy, john.clancy@autodesk.com 415-507-6373

    Press:      Nicole Pack, nicole.pack@autodesk.com, 415-507-6282


    Autodesk, Inc.
    Consolidated Statements of Income
    (In thousands, except per share data)

                                       Three Months Ended    Six Months Ended
                                             July 31,            July 31,
                                         2004       2003     2004       2003
                                           (Unaudited)         (Unaudited)
    Net revenues:
       License and other               $238,445  $183,434  $498,954  $370,315

       Maintenance                       41,133    28,271    78,500    52,156

          Total net revenues            279,578   211,705   577,454   422,471

    Costs and expenses:
       Cost of license and other
        revenues                         36,116    32,455    73,701    67,502

       Cost of maintenance revenues       4,100     3,591     8,387     6,786

       Marketing and sales              105,013    89,864   214,292   182,218

       Research and development          58,342    49,664   116,223   101,243

       General and administrative        22,946    22,190    50,019    44,174

       Restructuring and other            3,717        --    11,967        --

          Total costs and expenses      230,234   197,764   474,589   401,923

    Income from operations               49,344    13,941   102,865    20,548

    Interest and other income, net        2,179     3,070     4,595     6,342

    Income before income taxes           51,523    17,011   107,460    26,890

    Income tax (provision) benefit      (12,358)   15,591   (25,790)   13,220

    Net income                          $39,165   $32,602   $81,670   $40,110

    Basic net income per share            $0.34     $0.29     $0.72     $0.36

    Diluted net income per share          $0.31     $0.29     $0.66     $0.35

    Shares used in computing basic
     net income per share               114,002   111,480   113,094   111,642

    Shares used in computing diluted
     net income per share               125,304   113,460   123,369   113,462


    Autodesk, Inc.
    Pro Forma Consolidated Statements of Income
    (See pro forma adjustments listed in the tables below)
    (In thousands, except per share data)

                                       Three Months Ended   Six Months Ended
                                            July 31,            July 31,
                                         2004      2003      2004      2003
                                           (Unaudited)         (Unaudited)
    Net revenues:
       License and other               $238,445  $183,434  $498,954  $370,315

       Maintenance                       41,133    28,271    78,500    52,156

          Total net revenues            279,578   211,705   577,454   422,471

    Costs and expenses:
       Cost of license and other
        revenues                         36,116    32,455    73,701    67,502

       Cost of maintenance revenues       4,100     3,591     8,387     6,786

       Marketing and sales              105,013    89,864   214,292   182,218

       Research and development          58,342    49,664   116,223   101,243

       General and administrative        22,946    22,190    50,019    44,174

          Total costs and expenses      226,517   197,764   462,622   401,923

    Income from operations               53,061    13,941   114,832    20,548

    Interest and other income, net        2,179     3,070     4,595     6,342

    Income before income taxes           55,240    17,011   119,427    26,890

    Provision for income taxes          (13,258)   (4,083)  (28,663)   (6,454)

    Pro forma net income                $41,982   $12,928   $90,764   $20,436

    Basic pro forma net income per
     share                                $0.37     $0.12     $0.80     $0.18

    Diluted pro forma net income per
     share                                $0.34     $0.11     $0.74     $0.18

    Shares used in computing basic
     pro forma net income per share     114,002   111,480   113,094   111,642

    Shares used in computing diluted
     pro forma net income per share     125,304   113,460   123,369   113,462



                                       Three Months Ended   Six Months Ended
                                            July 31,            July 31,
                                        2004       2003     2004       2003
                                          (Unaudited)         (Unaudited)

    A reconciliation between operating expenses on a GAAP basis and pro forma operating expenses is as follows:

    GAAP costs and expenses            $230,234  $197,764  $474,589  $401,923

    Restructuring and other              (3,717)       --   (11,967)       --

    Pro forma costs and expenses       $226,517  $197,764  $462,622  $401,923

    A reconciliation between income from operations on a GAAP basis and pro forma income from operations is as follows:

    GAAP income from operations         $49,344   $13,941  $102,865   $20,548

    Restructuring and other               3,717        --    11,967        --

    Pro forma income from operations    $53,061   $13,941  $114,832   $20,548

    A reconciliation between (provision) benefit for income taxes on a GAAP basis and pro forma provision for income taxes is as follows:

    GAAP (provision) benefit for
     income taxes                      $(12,358)  $15,591  $(25,790)  $13,220

    Non-recurring tax benefit                --  $(19,674)       --  $(19,674)

    Income tax effect of pro forma
     adjustments                           (900)       --    (2,873)       --

    Pro forma provision for income
     taxes                             $(13,258)  $(4,083) $(28,663)  $(6,454)

    A reconciliation between net income on a GAAP basis and pro forma net income is as follows:

    GAAP net income                     $39,165   $32,602   $81,670   $40,110

    Restructuring and other               3,717        --    11,967        --

    Non-recurring tax benefit                --   (19,674)       --   (19,674)

    Income tax effect of pro forma
     adjustments                           (900)       --    (2,873)       --

    Pro forma net income                $41,982   $12,928   $90,764   $20,436

    A reconciliation between diluted net income per share on a GAAP basis and diluted pro forma net income per share is as follows:

    GAAP diluted net income per share    $0.313    $0.287    $0.662    $0.354

    Restructuring and other              $0.030       $--    $0.097        --

    Non-recurring tax benefit                --   $(0.173)       --   $(0.173)

    Income tax effect of pro forma
     adjustments                        $(0.007)      $--   $(0.023)      $--

    Pro forma diluted net income per
     share                               $0.336    $0.114    $0.736    $0.181


    To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses pro forma measures of operating results, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.


    Autodesk, Inc.
    Consolidated Balance Sheets
    (In thousands)

                                                  July 31,        January 31,
                                                    2004              2004
                                                (Unaudited)        (Audited)

    ASSETS:

    Current assets:
      Cash and cash equivalents                   $345,971          $282,249
      Marketable securities                         76,390            81,275
      Accounts receivable, net                     156,273           166,816
      Inventories                                   16,312            17,365
      Deferred income taxes                         21,504            25,410
      Prepaid expenses and other current
       assets                                       25,953            24,137
    Total current assets                           642,403           597,252

    Marketable securities                          149,313           165,976

    Computer equipment, software, furniture and
     leasehold improvements, at cost:
       Computer equipment, software and
        furniture                                  214,615           206,319
       Leasehold improvements                       34,071            34,526
       Less accumulated depreciation              (184,269)         (174,371)
    Net                                             64,417            66,474

    Purchased technologies and
     capitalized software, net                      17,030            19,378
    Goodwill, net                                  166,693           160,094
    Other assets                                     9,550             7,986
                                                $1,049,406        $1,017,160

    LIABILITIES AND STOCKHOLDERS' EQUITY:

    Current liabilities:
      Accounts payable                             $44,315           $52,307
      Accrued compensation                          84,864            92,830
      Accrued income taxes                          45,544            50,695
      Deferred revenues                            149,390           127,276
      Other accrued liabilities                     61,139            61,814
    Total current liabilities                      385,252           384,922

    Deferred income taxes, net                       2,097             7,849
    Other liabilities                                  992             2,746

    Stockholders' equity:
      Preferred stock                                   --                --
      Common stock and additional paid-in
       capital                                     531,001           473,673
      Accumulated other comprehensive
       loss                                         (9,521)           (4,754)
      Deferred compensation                           (486)             (451)
      Retained earnings                            140,071           153,175
    Total stockholders' equity                     661,065           621,643
                                                $1,049,406        $1,017,160


    Autodesk, Inc.
    Condensed Consolidated Statements of Cash Flows
    (In thousands)
                                                        Six Months Ended
                                                            July 31,
                                                     2004              2003
                                                          (Unaudited)

    Operating Activities
      Net income                                   $81,670           $40,110
      Adjustments to reconcile net income
       to net cash provided by operating
       activities:
           Depreciation and amortization            25,372            24,129
           Stock compensation expense                  377             1,013
           Net loss on fixed asset
            disposals                                  282                --
           Write-downs of cost method
            investments                                 --                26
           Tax benefits from employee
            stock plans                             24,414                --
           Restructuring related charges,
            net                                      5,648                --
           Changes in operating assets
            and liabilities                            884           (17,707)
    Net cash provided by operating
     activities                                    138,647            47,571

    Investing Activities
      Net sales and maturities of
       available-for-sale marketable
       securities                                   20,165            30,839
      Business combinations, net of cash
       acquired                                    (15,775)          (13,865)
      Capital and other expenditures               (11,750)           (5,150)
      Other investing activities                    (1,490)            1,448
    Net cash (used in) provided by
     investing activities                           (8,850)           13,272

    Financing activities
      Proceeds from issuance of common
       stock, net of issuance costs                160,879            21,467
      Repurchase of common stock                  (216,410)          (45,671)
      Dividends paid                                (6,741)           (6,680)
    Net cash used in financing activities          (62,272)          (30,884)

    Effect of exchange rate changes on
     cash and cash equivalents                      (3,803)            3,088

    Net increase in cash and cash equivalents       63,722            33,047
    Cash and cash equivalents at
     beginning of year                             282,249           186,377
    Cash and cash equivalents at end of
     period                                       $345,971          $219,424

    Supplemental cash flow information:
      Net cash paid (received) during the
       period for income taxes                      $7,365             $(573)


    Fiscal Year 2005              QTR 1       QTR 2    QTR 3   QTR 4  YTD2005

    Financial Statistics
     (in millions):
    Total net revenues           $297.9       $279.6                   $577.5
         License and other
          revenues               $260.5       $238.5                   $499.0
         Maintenance
          revenues                $37.4        $41.1                    $78.5

    Gross Margin                    86%          86%                      86%

    GAAP Operating Expenses      $202.5       $190.0                   $392.5
    GAAP Operating Margin           18%          18%                      18%
    GAAP Net Income               $42.5        $39.2                    $81.7
    GAAP Earnings Per Share
     (diluted)                    $0.36        $0.31                    $0.66

    Pro Forma Operating
     Expenses (1) (2)            $194.2       $186.3                   $380.5
    Pro Forma Operating
     Margin (1) (3)                 21%          19%                      20%
    Pro Forma Net Income
     (1) (4)                      $48.8        $42.0                    $90.8
    Pro Forma Earnings Per
     Share (diluted) (1) (5)      $0.41        $0.34                    $0.74

    Total Cash and
     Marketable Securities       $519.4       $571.7                   $571.7
    Days Sales Outstanding           43           51                       51
    Capital Expenditures           $5.9         $9.9                    $15.8
    Cash from Operations          $55.2        $83.4                   $138.6
    GAAP Depreciation and
     Amortization                 $12.5        $12.9                    $25.4

    Revenue by Geography
     (in millions):
    Americas                     $121.5       $115.1                   $236.6
    Europe                       $108.8        $98.9                   $207.7
    Asia/Pacific                  $67.6        $65.6                   $133.2

    Revenue by Division
     (in millions) (6):
    Design Solutions Segment     $261.8       $244.3                   $506.1
              Manufacturing
               Solutions
               Division           $44.8        $44.2                    $89.0
              Infrastructure
               Solutions
               Division           $33.7        $31.9                    $65.6
              Building
               Solutions
               Group              $27.2        $28.8                    $56.0
              Platform
               Technology
               Group &
               Other             $156.1       $139.4                   $295.5

    Discreet Segment              $36.1        $35.3                    $71.4

    Upgrade revenue (in millions):
    Upgrade revenue               $66.2        $46.0                   $112.2

    Operating Income (Loss)
     by Segment (in millions)(6):
    Design Solutions             $115.0        $98.8                   $213.8
    Discreet                       $1.7         $5.1                     $6.8
    Unallocated amounts          $(63.2)      $(54.5)                 $(117.7)

    Headcount:
    Headcount                     3,409        3,443                    3,443

    Common Stock Statistics:
    Stock Outstanding
    (Pro Forma EPS
     Calculation-diluted)   119,283,000  125,304,000              123,369,000
    Stock Repurchased         5,182,600    1,659,800                6,842,400

    AutoCAD Statistics:
    Total AutoCAD-based
     Installed Base*          3,469,400    3,514,600                3,514,600

    * Includes prior period adjustment of approximately 28,000 seats.

    (1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses pro forma measures of operating results, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results.

        In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

    (2) GAAP Operating Expenses   $202.5      $190.0   $--    $--      $392.5
         Restructuring and
          other                    $(8.3)      $(3.7)  $--    $--      $(12.0)
         Pro Forma
          Operating
          Expenses                $194.2      $186.3   $--    $--      $380.5

    (3) GAAP Operating Margin        18%         18%     0%    0%         18%
         Restructuring and
          other                       3%          1%     0%    0%          2%
         Pro Forma
          Operating Margin           21%         19%     0%    0%         20%

    (4) GAAP Net Income            $42.5       $39.2   $--    $--       $81.7
         Restructuring and
          other                     $8.3        $3.7   $--    $--       $12.0
         Income tax effect         $(2.0)      $(0.9)  $--    $--       $(2.9)
         Pro Forma Net
          Income                   $48.8       $42.0   $--    $--       $90.8

    (5) GAAP Earnings Per
         Share (diluted)          $0.356      $0.313   $--    $--      $0.662
         Restructuring and
          other                   $0.069      $0.030   $--    $--      $0.097
         Income tax effect       $(0.017)    $(0.007)  $--    $--     $(0.023)
         Pro Forma Earnings
          Per Share
          (diluted)               $0.409      $0.336   $--    $--      $0.736

    (6) In the first quarter of fiscal 2005, Autodesk modified its segment disclosure. For purposes of comparison with previous periods, the segment data has been restated to reflect the current segment reporting.


SOURCE  Autodesk, Inc.
    -0-                             08/19/2004
    /CONTACT: Investors, Sue Pirri, sue.pirri@autodesk.com, +1-415-507-6467, or John Clancy, john.clancy@autodesk.com, +1-415-507-6373, or Media, Nicole Pack, nicole.pack@autodesk.com, +1-415-507-6282, all of Autodesk, Inc./
    /Web site:  http://www.autodesk.com /
    (ADSK)

CO:  Autodesk, Inc.
ST:  California
IN:  CPR STW MLM ITE
SU:  ERN ERP CCA